                            LICENSE AGREEMENT BETWEEN


                             ENTERGY SERVICES, INC.
                                    LICENSOR


                                       AND


                            IWL COMMUNICATIONS, INC.
                                 dba IWL CONNECT

                                    LICENSEE


                                       FOR


                 ATTACHMENT OF FIBER OPTIC CABLES TO FACILITIES


                             DATED November 25, 1996




Legend: Confidential Treatment Requested. A series of XXX's has been inserted in this exhibit to indicate redactions for which confidential treatment has been requested. The redacted portions of this exhibit have been separately filed with the Commission.

                                LICENSE AGREEMENT
                                       FOR
                 ATTACHMENTS OF FIBER OPTIC CABLES TO FACILITIES

                                TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS                                                   4
ARTICLE 2 - SCOPE OF AGREEMENT                                            5
ARTICLE 3 - ACCESS                                                        5
ARTICLE 4 - PRACTICES                                                     5
ARTICLE 5 - ACCESS RIGHTS                                                 5
ARTICLE 6 - APPLICATION REQUIREMENTS                                      7
ARTICLE 7 - PLACING OR REARRANGING ATTACHMENTS                            7
ARTICLE 8 - MODIFICATIONS AND/OR REPLACEMENTS                             8
ARTICLE 9 - MAINTENANCE OF FACILITIES                                     9
ARTICLE 10 - ABANDONMENT AND REMOVAL OF FACILITIES                       10
ARTICLE 10.5 - ALLOCATION OF COSTS FOR REARRANGEMENT,
               RELOCATION AND REMOVAL OF FACILITIES                      10
ARTICLE 11 - SPECIAL PROJECTS & CHANGES IN CHARACTER OF SERV.            11
ARTICLE 12 - TERMINATION OF PERMITS                                      11
ARTICLE 13 - PAYMENTS OF BILLS                                           12
ARTICLE 14 - TRANSFERS                                                   12
ARTICLE 15 - RENTAL PAYMENTS                                             12
ARTICLE 16 - REVISION OF THE RENTAL RATE                                 13
ARTICLE 17 - FEES, CHARGES AND RENTS                                     14
ARTICLE 18 - LIABILITY AND DAMAGES                                       15
ARTICLE 19 - DUTIES, RESPONSIBILITIES, AND EXCULPATION                   17
ARTICLE 20 - TAXES                                                       19
ARTICLE 21 - SUBORDINATION                                               19
ARTICLE 22 - RIGHTS OF OTHER PARTIES                                     19
ARTICLE 23 - SERVICE OF NOTICES                                          19
ARTICLE 24 - TERMINATION OF AGREEMENT                                    20
ARTICLE 25 - ASSIGNMENT OF RIGHTS                                        21
ARTICLE 26 - CONVEYANCE OR SALE OF FACILITIES                            21
ARTICLE 27 - TERM OF AGREEMENT                                           21
ARTICLE 28 - AMENDMENTS                                                  22
ARTICLE 29 - EXISTING CONTRACTS                                          22
ARTICLE 30 - ELECTRICAL SERVICE TO LICENSEE                              22
ARTICLE 31 - FRANCHISE RIGHTS                                            22
ARTICLE 32 - WAIVER                                                      22
ARTICLE 33 - CONFIDENTIALITY                                             23
ARTICLE 34 - ENVIRONMENTAL                                               23
ARTICLE 35 - SIGNS                                                       23
ARTICLE 36 - SURRENDER; HOLD-OVERS                                       23
ARTICLE 37 - PARTIAL INVALIDITY                                          24
ARTICLE 38 - WAIVER OF JURISDICTION                                      24
ARTICLE 39 - GOVERNING LOANS                                             25
ARTICLE 40 - JURISDICTION                                                25
EXHIBIT A - APPLICATION AND PERMIT FOR ATTACHMENTS TO FACILITIES
EXHIBIT B - NOTICE OF REMOVAL OF ATTACHMENTS TO FACILITIES
EXHIBIT C - SPACE RESERVATION DRAWINGS
EXHIBIT D - FEES, CHARGES AND RENTS

                                LICENSE AGREEMENT

                                       FOR

                 ATTACHMENTS OF FIBER OPTIC CABLES TO FACILITIES


     THIS LICENSE AGREEMENT (hereinafter, the "Agreement") made as of this 25th day of November, 1996, by and between Entergy Services, Inc., a Delaware corporation, on behalf of Entergy Arkansas, Inc., an Arkansas corporation, Entergy Gulf States, Inc., a Texas Corporation, Entergy Louisiana, Inc., a Louisiana corporation, Entergy Mississippi, Inc., a Mississippi Corporation, and Entergy New Orleans, Inc., a Louisiana corporation, (hereinafter called "Licensor"), and IWL Communications, Inc. DBA IWL Connect., a corporation organized and existing under the laws of the State of Texas, (hereinafter called "Licensee"), herein represented by Ignatuis Leonards its President, duly authorized to act herein pursuant to general resolution of its Board of Directors evidenced by its Secretary's Certificate, a copy of which is attached hereto and made a part hereof.

                                   WITNESSETH:


     WHEREAS, Licensee proposes to install fiber optic cables and associated equipment for the purpose of providing telecommunications in such allocated territory of the States of Arkansas, Louisiana, Mississippi, and Texas in which both parties operate, and desires to erect and maintain aerial cables, wires and associated appliances in connection therewith, antennas or such other attachments described herein above and also desires to attach or install such cables, wires and appliances to certain facilities of Licensor ("Licensor's facilities") and for which application is made to Licensor on the Application and Permit for Attachment to Facilities attached hereto as Exhibit A (such approved attachments hereinafter referred to as "authorized attachments" or "attachments"); and

     WHEREAS, Licensee agrees that this Agreement is limited to the uses specifically stated above and any other use shall be considered a breach of this Agreement.

     WHEREAS, subject in all instances to considerations of Licensor's service requirements including considerations of economy and safety, Licensor is agreeable to permit the attachment or installation of Licensee's Authorized Attachments to Licensor's facilities, except where provided otherwise in this Agreement. Additionally, Licensor shall have the right to refuse to issue any permit hereunder whenever Licensor, in its judgment, determines that the issuance of such a permit is not possible for safety, reliability and generally applicable engineering purposes, including the operation of Licensor's distribution or transmission systems.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants, terms and conditions herein contained, the parties do hereby mutually covenant and agree as follows:


                             ARTICLE 1 - DEFINITIONS

     For the purpose of this Agreement, the following terms when used herein shall have the following meanings:

     A. ATTACHMENT is any material or apparatus now or hereafter used by either party in the construction, operation or maintenance of its plant installed on Licensor's facilities.

     B. CHANGE IN CHARACTER OF SERVICE occurs whenever Licensee causes a change in the physical characteristics of the attachment such as overlashing or increasing the number of attachments, as well as the intended usage of the attachment that Licensor determines is a deviation from or not accommodated in the original application.

     C. CODE means the applicable National Electrical Safety Code, as it may be amended from time to time, the latest requirements of the Occupational Safety and Health Act of 1970 and compliance with any lawful rules or orders now in effect or that may hereafter be issued by Licensor or other authority having jurisdiction.

     D. OCCUPANCY is the maintaining or specifically reserving space for the attachments of parties on the same pole at the same time.

     E. LICENSOR'S FACILITY is any owned by Licensor upon which space is provided or offered under this Agreement for the attachments of both parties, and any other occupant subject to a similar license agreement.

     F. REARRANGING OF ATTACHMENTS is the moving of attachments from one position to another on Licensor's facilities.

     G. TRANSFERRING OF ATTACHMENTS is the removing of attachments from one facility and placing them upon another facility.

     H. STANDARD SPACE ALLOCATION means an allocation of remaining space on facility.

     I. OVERLASHING is the attachment by winding, securing, fastening, lashing, threading or looping of fiber optic cable onto a cable.

     J. TAGGING is the identification of Licensee's attachments at each point of attachment to Licensor's facilities. Identification must be readable from ground level with the naked eye and acceptable to Licensor.

     K. LICENSOR CONTRACTORS are the contractors who regularly do work for Licensor. Identification of those contractors will be available to Licensee upon request.

                         ARTICLE 2 - SCOPE OF AGREEMENT

     This Agreement shall cover all of Licensee's attachments to Licensor's facilities approved and agreed to in Exhibit A.

                               ARTICLE 3 - ACCESS

     Licensor is granting Licensee access to its facilities but is not offering any warranty of conditions or any grant of easement. Specific sites will be agreed to by the parties subject to availability and safety concerns, but do not include the provision of utility services including electricity. Licensee will be required to make separate and independent arrangements for these services.

                              ARTICLE 4 - PRACTICES

     (a) Licensee's attachments, in each and every location, shall be installed and maintained in accordance with the requirements and specifications of the National Electrical Safety Code, the latest requirements of the Occupational Safety and Health Act of 1970 and in compliance with any lawful rules or orders now in effect or that may hereafter be issued by Licensor or other authority having jurisdiction. If Licensee's attachment is being made to Licensor's pole, the initial location of Licensee's attachments to be made on each pole will be designated by Licensor. Licensee also shall promptly reimburse Licensor all costs in connection with the initial installation or rearrangement of Attachments as outlined in Exhibit C. The location of any attachment may be redesignated by Licensor, and Licensee shall promptly change Licensee's attachment to the redesignated location at Licensee's expense.

     (b) Failure of Licensee to comply with this Article of this Agreement shall constitute a default of this Agreement on the part of Licensee.

                            ARTICLE 5 - ACCESS RIGHTS

     (a) Licensee shall secure satisfactory lawful authority, permits and rights to place, maintain and operate its attachments on Licensor's facilities and obtain agreements from the owners of private property, if required, including the right to construct, maintain and operate the attachments on Licensor's facilities which it occupies. Licensee shall defend, indemnify and reimburse Licensor all loss and expense, including attorneys' fees, as provided for in Article 18, which Licensor may incur as a result of claims from governmental bodies, owners of property or others that Licensee has not a sufficient right or authority for placing, operating and maintaining Licensee's attachments on Licensor's facilities.

     (b) Licensee and Licensor shall at all times observe and comply with all laws, ordinances and regulations which in any manner affect the rights and obligations of Licensor under this Agreement, so long as such laws, ordinances or regulations remain in effect; and the provisions of this Agreement shall be subject to all such laws, ordinances and regulations. Licensee will also undertake the requisite environmental assessments it deems appropriate.


     (c) The primary use of any facility is for the provision of utility service. (i) Licensor may reserve space on its own facilities if such reservation is consistent with a bona fide development plan that reasonably and specifically projects a need for that space in the provision of its core utility service. Licensor may permit Licensee to use the reserved space until the Licensor has an actual need for that space. When Licensor reclaims the space, it must afford the Licensee the opportunity to pay for the cost of any modifications needed to expand capacity in order to maintain its attachment.
(ii) In the event Licensee's attachments interfere with the provision of electric service, Licensee agrees to remove its attachments at its own expense. Licensee shall not permit or suffer the installation and existence of any other improvement (including, without limitation, transmission or reception devices) upon the Licensee's attachments to Licensor's facilities or premises if such improvement materially interferes with transmission or reception by Licensor's facility in any manner whatsoever.

     (d) Any offer and acceptance of an attachment agreement may be subject to regulatory approval.

     (e) Licensee shall be solely responsible for securing all necessary or appropriate approvals, consents, permits, permission, certificates or other authority (the "Approvals") from any Governmental Authority having jurisdiction over Licensee's use of the Licensor's Facilities, including but not limited to the Federal Communications Commission ("FCC") and the Federal Aviation Administration ("FAA"). Upon reasonable notice and request, Licensor shall provide Licensee with existing documentation or information regarding
Licensor's facilities that Licensee may need to secure the necessary approvals. Licensee shall obtain all required approvals prior to effective date, including but not limited to (1) a completed copy of FAA Form 7460 or study number and (2) copies of current AM/FM FCC licenses relating to Licensee's attachments.

     (f) Without limiting the generality of the foregoing, all installations, lighting, obstruction markings, and operations in connection with this Agreement by Licensee shall comply with all Applicable Law promulgated by each Governmental Authority having jurisdiction over same, including but not limited to the FAA and the FCC, and Licensor has no responsibility or liability for any of same.

     (g) Failure to comply with this Article shall constitute a default of this Agreement on the part of Licensee.

                      ARTICLE 6 - APPLICATION REQUIREMENTS

     (a) Before Licensee shall have a right to attach to any facility of Licensor, Licensee shall make application and receive a permit therefor. The application shall be in the form of Exhibit A, hereto attached and made a part hereof. Upon issuing such permit, Licensor agrees that Licensee is permitted to make the attachments thereby covered, subject to the terms and conditions of this Agreement. In accordance with this Agreement, Licensor reserves the right to determine whether or not to issue a permit. Licensor may consider in reviewing a permit application, issues of capacity, safety, reliability and generally applicable engineering requirements, including the operation of Licensor's distribution and/or transmissions systems, any presently existing contractual obligation of Licensor to any public utilities, governmental bodies or other entities which may be entitled to use of, or control of such facilities and the terms of this agreement. Licensor may also consider the adverse effect on any of Licensor's facilities including, but not limited to, all questions of economy, safety and future needs of Licensor. This application and permitting process is also a requirement for every instance where overlashing or Change in Character of Service is proposed. Licensor shall state the reasons for any denial in writing upon request of Licensee

     (b) Upon Licensor's receipt of Licensee's "Application for Attachment Permit", (Exhibit A) Licensee's design and layout proposal will be subject to review by the Licensor.

     (c) When Licensor reviews the application, an "Attachment Permit" in the form of Exhibit A, hereto attached and made a part hereof, will be signed and returned to Licensee indicating the Licensee's proposal acceptance or denial by Licensor without unreasonable delay.

     (d) If Licensee makes attachments without benefit of the requisite permit, Licensee is deemed in default of this Agreement.

                 ARTICLE 7 - PLACING OR REARRANGING ATTACHMENTS

     (a) Licensor reserves the right to refuse on a non-discriminatory basis to grant a permit in accordance with this Agreement, and reserves the right to revoke any such permit for the attachment to its facilities when Licensor determines, in its judgment, that such facility is required for its exclusive use or that the facility may not reasonably be rearranged or replaced to accommodate the attachment.

     (b) Where Licensor rearranges its facilities to accommodate Licensee, the Licensee shall pay Licensor's estimated cost of rearrangement in accordance with
Article 10.5. Said estimate expires after the lapse of three (3) months.

     (c) Licensee is prohibited from tampering with, interfering with, removing or relocating Licensor's facilities subject to this Agreement.

     (d) Licensor has the option of placing or rearranging the property of Licensee as provided in Article 14 herein or can require Licensee to perform the work. Licensee shall, at its own expense and to the satisfaction of the Licensor, place guys and anchors to sustain any unbalanced loads caused by the Licensee's attachments.

     (e) When Licensor is requested by Licensee to install grounds or make connections to Licensor's system neutral, Licensee shall pay Licensor for the estimated cost of installing such grounds or making such connections.

     (f) In the event that a request for attachments is made by Licensee and steps are taken by Licensor to carry out the request by performing necessary engineering and administrative work and the job is canceled by Licensee causing the job not to be done or completed, Licensee shall reimburse Licensor in accordance with Article 10.5.

     (g) Licensor reserves the right to inspect each attachment of Licensee on its facilities or in the vicinity of its equipment and to make periodic inspections as plant conditions may warrant; and Licensee shall reimburse Licensor for the expense of such inspections. Inspections will not be made more often than once a year and upon notice to Licensee unless, in Licensor's judgment, such inspections are required for reasons involving safety or are required because of a violation of the terms of this Agreement by Licensee. The making of such inspections or the failure to do so shall not operate to relieve Licensee of any responsibility, obligation or liability assumed under this Agreement.

     (h) Licensee shall assure that all of its work performed on Licensor's facilities, either by its own employees or contractors shall be in compliance with all applicable NESC requirements. Licensee shall assure that any party installing facilities be familiar with the NESC requirements before being allowed to perform work on Licensor's facilities.


                  ARTICLE 8 - MODIFICATIONS AND/OR REPLACEMENTS

     (a) In the event that any facility to which Licensee desires to make attachments is inadequate to support or accommodate the additional facilities in accordance with the aforesaid specifications, Licensor will notify Licensee of the changes necessary to accommodate the requested attachments, together with the estimated cost thereof. Licensee shall pay to Licensor the estimated cost of making the changes in advance and Licensor shall make such changes. Should conditions significantly change between the time of the estimate and time work is performed so that actual costs exceed the estimate, Licensee shall reimburse Licensor the additional costs over the estimate. Licensee shall also pay in advance to the owner or owners of other facilities attached to such facilities any expense actually incurred by them for rearranging or transferring their facilities.

     (b) Should Licensor's need for its own service requirements or for changes it is required to make as a result of any governmental mandate, the space occupied by Licensee's attachments on any of Licensor's facilities, Licensor will notify Licensee in writing and will include the estimated costs necessary to accomplish the changes. If the changes are of the character provided for in Article 14, they may be performed by Licensor. Within thirty
(30) calendar days after receipt of such notice, Licensee shall indicate in writing to Licensor either that Licensee or Licensor will remove its attachments. If Licensee requests Licensor to make such changes, Licensee shall pay to Licensor the estimated cost of making the changes in advance before Licensor will make such changes except as may be provided under the bundled rate in Exhibit D.

     (c) Licensee shall not be entitled to reimbursement of any amounts paid to Licensor by any governmental entity or authorized user.


                      ARTICLE 9 - MAINTENANCE OF FACILITIES

     (a) In instances of unplanned maintenance such as vehicle accident involving Licensor's facilities, Licensor may remove Licensee's attachments or may temporarily or permanently relocate or replace Licensee's attachments. In the event its attachments are relocated or replaced, Licensee shall pay Licensor as provided for in Exhibit D.

     Licensor is in the business of providing electric service through its own attachments to its poles and towers. In the event of major damage to those poles and towers and Licensor's attachments thereto, including, but not limited to, damage caused by hurricanes or tornadoes and/or ice or wind storms, Licensor's primary responsibility is to restore service to its electric customers. At Licensee's option, Licensee's qualified contractor may reattach Licensee's attachments simultaneously with Licensor's restoration efforts so long as the repairs to Licensee's attachments do not interfere with Licensor's restoration efforts. Otherwise, Licensee's undamaged attachments will be reattached by Licensor upon completion of its own power restoration as provided for in Exhibit D.

     (b) Any rearrangements of Licensor's facilities or replacement of facilities required to accommodate Licensee's attachments shall be done by Licensor in accordance with Article 10.5.

     (c) Licensee shall reimburse Licensor for keeping facilities clear of obstructions such as trees or brush as provided for in Exhibit D.

               ARTICLE 10 - ABANDONMENT AND REMOVAL OF FACILITIES

     (a) If Licensor desires at any time to abandon any of its facilities to which Licensee's attachments are attached, it will attempt to give Licensee notice in writing to that effect at least thirty (30) calendar days prior to the date on which it intends to abandon such facility. If Licensee's attachments are not removed at the time of abandonment, Licensor will remove Licensee's attachments and notify Licensee where its attachments are stored. Licensee will be billed in accordance with Exhibit D. Licensee shall save harmless the Licensor from all obligation, liability, damages, costs, expenses or charges incurred because of or arising out of the removal of Licensee's attachments.

     (b) Upon receipt of not less than thirty (30) days' prior written notice from Licensor to Licensee that any attachment must be removed by reason of any Federal, State, Parish, County, Municipal or other governmental requirement, or the requirement of a property owner other than Licensor, the permit covering the use of said poles shall terminate and the attachments of Licensee will be removed promptly from Licensor's facilities at a cost due Licensor from Licensee in accordance with Exhibit D.


        ARTICLE 10.5 - ALLOCATION OF COSTS FOR REARRANGEMENT, RELOCATION
                            AND REMOVAL OF FACILITIES

     (a) The costs for any rearrangement, relocation and removal of Licensee's facilities not requested by the Licensee, including those required by Articles 8, 9,10 and 14 shall be allocated to the Licensor, Licensee or other entity on the following basis:

     (1) if the rearrangement, relocation or removal of Licensee's facilities is the result of an additional attachment or the modification of an existing attachment sought by an entity other than the Licensor or Licensee, Licensee may request reimbursement for transfers or rearrangements from the third party requesting the modification;

     (2) if the rearrangement, relocation or removal of Licensee's facilities is the result of the need to upgrade or reconfigure Licensor's energy distribution/transmission system, the Licensee shall be responsible for the rearrangement, relocation or removal of Licensee's facilities provided however that Licensor shall make such transfers as may be applicable if Licensee has elected to purchase services included in the bundled services rate as set forth in Exhibit D. Licensor shall make a good faith effort to provide Licensee with adequate notice of the need for the rearrangement, relocation or removal and attempt to minimize the need for rearrangement, relocation or removal of Licensee's facilities. If rearrangement, relocation or removal of Licensee's facilities is required which Licensor would not make under the bundled rate in Exhibit D, Licensee shall make such modifications as quickly as possible.

     (b) Where Licensor rearranges its facilities to accommodate Licensee, Licensee shall pay Licensor's estimated cost of rearrangement in advance and Licensor shall thereupon make such changes in accordance with Exhibit A. Said estimate expires after the lapse of three (3) months.

     (c) In the event a request for attachments is made by Licensee and steps are taken by Licensor to carry out the request by performing necessary engineering and administrative work and the job is canceled by Licensee causing the job not to be done or completed, Licensee shall reimburse Licensor for the actual costs incurred by Licensor with respect to the canceled job, including engineering, clerical, administrative and construction costs.

        ARTICLE 11 - SPECIAL PROJECTS AND CHANGES IN CHARACTER OF SERVICE

     (a) Installations other than those covered specifically by this Agreement shall be considered special projects submitted by Licensee to Licensor in writing on Exhibit A and shall be subject to separate negotiations. The design, construction and cost of such projects shall be decided and agreed upon, based on mutual benefits of both parties; but no such project shall be undertaken without the prior written consent of Licensor.

     (b) Should Licensee propose a Change in the Character of Service, Licensee shall notify Licensor in writing of such proposal. Such requests will be handled in the same manner as in Paragraph (a) of this Article for special projects.

                       ARTICLE 12 - TERMINATION OF PERMITS

     (a) Upon written notice from Licensor to Licensee that the use of any facility is no longer available for occupancy pursuant to this Agreement, the permit covering the use of such facility shall immediately terminate and Licensee shall remove, within thirty (30) calendar days or other reasonable period agreed upon by the Licensor and Licensee, its attachments from the affected facility at Licensee's expense. Upon receipt of written notice, Licensee shall have thirty (30) calendar days to propose an alternative location for its attachment. Upon agreement of the Licensee and Licensor such attachment shall be moved to the alternative location as an authorized attachment. If, after notice to remove is given, Licensee fails to remove its facilities within thirty (30) calendar days, Licensor shall proceed with the removal with no liability or repercussion from Licensee for damage that Licensee might sustain. Costs associated with removal by Licensor shall be borne by Licensee in accordance with Exhibit D.

     (b) Licensee may at any time request removal of its attachments from any facility of Licensor, and shall immediately give Licensor written notice of such removal in the form of Exhibit B, hereto attached and made a part hereof. No refund of any rental or other fees or costs will be made upon removal. If Licensee surrenders its permit pursuant to the provisions of this Article, but fails to remove Licensee's attachments from Licensor's facilities within thirty (30) days thereafter, Licensor shall have the right to remove Licensee's attachments at Licensee's expense and without any liability on the part of Licensor for damage or injury to Licensee's facilities, and Licensee shall indemnify and hold Licensor harmless for claims and demands of third parties arising out of such removal in accordance with Article 18. If Licensee's attachments are removed by Licensor as provided by this Article, Licensor may dispose of such attachments at its discretion without the permission of and with no obligation to Licensee. In the event that Licensee's attachments shall be removed from any facility as provided by this Article, no attachment shall again be made to such facility unless Licensee shall have first complied with all of the provisions of this Agreement as though no such attachment had previously been made.

                         ARTICLE 13 - PAYMENTS OF BILLS

     Bills for expenses and other charges under this Agreement, except those advance payments specifically covered herein, shall be payable within thirty
(30) days after presentation. Late charges at the rate of one and one-half percent (1-1/2%) per month or the maximum provided by law shall accumulate and be applied to all outstanding bills not paid within sixty (60) days after receipt thereof.

     Nonpayment of any such bill by Licensee shall constitute a default of this Agreement.

                             ARTICLE 14 - TRANSFERS

     All attachments of Licensee on a pole or other facility that is being replaced or relocated may be transferred to the new pole or other facility by Licensor and Licensee shall be invoiced and shall pay for such transfers or, Licensor will make transfers in accordance with the bundled services provision of Exhibit D if applicable. Licensor, however, reserves the right to require transfers to be made by Licensee. In such case that transfer is not made within thirty (30) days, the abandonment provision contained in
Article 10 shall apply.

     Charges by Licensor for transfers will be in accordance with attached Exhibit D. Exhibit D will be updated by Licensor as required to reflect current costs.

                          ARTICLE 15 - RENTAL PAYMENTS

     (a) Licensee shall pay to Licensor rental fees for each facility to which any attachment is made pursuant to this Agreement. Said rental fees shall be paid, in advance, on the first day of the month of each period of rental (monthly, annually, etc.). For an annual fee, the total fee shall be based on the number of facilities to which attachments are being maintained on the first day of December next preceding said payment date. The amount agreed upon shall be retroactive to the first day of the calendar quarter in which the Application (Exhibit A) is executed. For the purpose of computing these rental payments, each outstanding permit shall be construed as if the attachment authorized thereby had been made as of the date of the approval thereof by the Licensor even though the attachment has not been made on such date. The first payment of rental for each facility shall include an amount based on a yearly rental amount prorated from the first day of the calendar quarter in which the license or permit is granted. For a monthly fee, rental shall be paid for an entire month for the first month of reservation of space and in advance on the first day of each month thereafter.

     (b) No refund of any attachment fee will be paid on account of any termination or surrender of a permit granted hereunder except for removal of an entire system which shall be refunded from the date of entire removal of the system. (c) At intervals not exceeding five (5) years, an actual inventory of attachments shall be made. The cost of inventory and inspection shall be borne by Licensee and is due within thirty (30) calendar days upon receipt by Licensee of billing. If it is found by such inventory that Licensee has made an attachment to a facility of Licensor without the "Attachment Permit" as provided in Article 5, Licensee shall pay as liquidated damages for safety and liability aspects of unauthorized attachments, a per-attachment fee for unauthorized attachment as provided for in Exhibit D. In addition to liquidated damages, Licensee shall pay the appropriate rental amount plus late charges from the first of the year in which the contacts were installed until the time the contacts are discovered. If said date of attachment cannot be determined, Licensee shall pay the regular contract rental rate plus late charges for such attachment from the date of the prior inventory.

   No refund shall be made for attachments paid for but found by the inventory to have been removed without notification.

                    ARTICLE 16 - REVISION OF THE RENTAL RATE

     At one (1) year intervals hereafter, the rental rate shall be reviewed with Licensee by Licensor except in the event contemplated in Article 38. The new rental rate shall be applied on a non-discriminatory basis on the first day of the first month in the year of the annual review.

     If Licensee elects to purchase services from Licensor in the bundled rate as set forth on Exhibit D, the service portion of the rate (excluding the cable rate) shall not be increased for two consecutive years beginning from the first full year of rental under this Agreement. At the annual review to determine the rental rate for the third full year, and on an annual basis thereafter, the increase in the service portion of the bundled rate shall not exceed XXXXXXXX from the preceding year except in cases of severely abnormal catastrophic events experience.

                      ARTICLE 17 - FEES, CHARGES AND RENTS

     (a) Licensee shall make payment within thirty (30) calendar days of any fees and charges imposed upon it by this Agreement.

     (b) Each application for license shall be accompanied by a Survey Fee payable to Licensor as provided for in Exhibit D. This fee covers any pre-licensing inspection of facilities and is an average charge for the necessary survey and administrative work involved in issuing a License.

     (c) Upon execution of this Agreement, Licensee shall pay a License Preparation Fee to Licensor as provided for in Exhibit D. This fee is a nonrecurring charge for the necessary administrative and processing work involved in issuing a License Agreement.

     (d) In consideration of being permitted to occupy space on Licensor's facilities with its equipment, Licensee shall pay rental for each facility occupied as provided in Exhibit D.

     (e) A Fee for Unauthorized Attachment shall be charged when Licensor determines Licensee has occupied Licensor's facilities without first having obtained a Permit. The Fee for Unauthorized Attachment shall be as provided in Exhibit D.

     (f)  A Reserved Space Fee shall be the same as if an attachment were made.

     (g) A Transfer of Attachments Fee shall be the fee charged for the removal of Licensee's attachments from one of Licensor's facilities to another of Licensor's facilities in accordance with the terms of this Agreement.

     (h) Right-of-Way Maintenance shall be the cost to Licensor for keeping Licensee's attachments clear of trees, limbs or brush in connection with Licensor's maintenance activities.

     (i) A Removal of Licensee's Attachments Fee shall be charged to Licensee in accordance with the terms of this Agreement in every instance where it is necessary or desirable for Licensor to remove Licensee's attachments from Licensor's facilities as set out on Exhibit D in this Agreement.

     (j) Licensor may offer and enter into installation or maintenance agreements with the Licensee in accordance with the attached schedule.

     (k) In addition to the assessment of the Fee provided for in Article 17(e), a penalty shall apply for unauthorized attachments as provided in Exhibit D.

     (l) The current charges for the Engineering Fee, Application Fee, Inspection Fee, Rental Fee, and Fee for Unauthorized Attachment and Penalty Fee for Unauthorized Attachment are set forth in Exhibit D, FEES, CHARGES AND RENTS, attached hereto and made a part hereof.

     (m) The Fees, Charges and Rents set forth on Exhibit D are subject to adjustment by Licensor annually effective as of January 1, upon thirty (30) days' prior written notice to Licensee in accordance with Article 16. All rentals contained in Exhibit D are in effect and payable until adjusted. The pole attachment rental rate shall conform to public utility accounting practices.

     (n) Wherever this Agreement provides for Licensee to pay for work done by Licensor, the charge for such work shall include all actual, reasonable, cost-based material, labor, engineering and administrative costs and applicable overheads in accordance with public utility accounting practices. Licensor will credit Licensee for salvage, if any.

                       ARTICLE 18 - LIABILITY AND DAMAGES

     (a) Licensor reserves to itself, its successors and assigns, the right to maintain its poles and to operate its facilities thereon in such manner as will best enable it to fulfill its own service requirements. Licensor shall not be liable to Licensee for any interruption of service of Licensee or for interference with the operation of facilities of Licensee arising out of the use of Licensor's facilities. Additionally, Licensor shall not be liable to Licensee for any interruption of service of Licensee or for any interference with the operation of facilities of Licensee arising out of a cause outside the control of Licensor.

     (b) Licensee shall exercise special precautions to avoid damaging the facilities of the Licensor and of others occupying Licensor's facilities and Licensee hereby assumes all responsibility for the costs of making repairs or replacements of such damage. Licensee shall make an immediate report to Licensor of the occurrence of any such damage known to Licensee and hereby agrees to reimburse the respective owners for the expense incurred in making repairs. If Licensee shall fail to exercise precautions to avoid damage or if Licensee shall fail to immediately report the occurrence of such damage, such failure shall constitute a default of this Agreement.

     (c) Licensee shall indemnify, protect, save harmless and defend Licensor, and its affiliated and associated companies, shareholders, directors, officers, agents, representatives and employees from and against any and all claims and demands for damages to property and injury to or death of persons, including payments made under any Workmen's Compensation Law, payment for loss of revenue and other consequential damages for Licensor or third parties and any other appropriate compensation which may arise, including attorneys' fees, out of or caused by the erection, maintenance, use or removal of Licensee's cable, equipment and facilities or by any act of Licensee on or in the vicinity of Licensor's facilities or Licensee's breach of any part of this Agreement regardless of the negligence of Licensor. Licensee shall also indemnify, protect, save harmless and defend Licensor and its affiliated and associated companies, shareholders, directors, officers, agents, representatives and employees from any and all claims and demands of whatever kind which arise directly or indirectly from the operation of Licensee's facilities including taxes, special charges by-others, claims and demands for damages or loss for infringement of copyright, for libel and slander, for unauthorized use of television broadcast programs, and for unauthorized use of other program material, and from and against all claims and demands for infringement of patents with respect to the manufacture, use and operation in combination with Licensor's poles, anchors or other facilities or otherwise regardless of the negligence of Licensor. Licensee's indemnity obligations hereunder shall extend to and include all actual costs including overhead costs and/or consequential damages (including the services of Licensor's regular employees and retained attorneys) incident to the investigation and defense of all claims and demands to which Licensee's indemnity obligations apply.

     (d) Without limiting any obligations or liabilities of Licensee under this Agreement, Licensee shall provide and maintain for the term of this Agreement, at its own expense, without direct reimbursement, insurance coverage's in forms and amounts that Licensee believes will adequately protect it but in no case less than:


     (1) Workers' Compensation Insurance in accordance with all applicable state, federal, and maritime laws, including Employer's Liability Insurance in the amount of $1,000,000 per accident. Policy shall be endorsed to include a waiver of subrogation in favor of the Entergy Companies and their affiliated and associated companies.


     (2) Commercial General Liability Insurance including Contractual Liability Coverage, covering liability assumed under this Agreement, Products/Completed Operations Coverage, Broad Form Property Liability Coverage, and Personal Injury Coverage in the amount of $5,000,000 per occurrence for Bodily Injury and Property Damage.


     (3) Commercial Automobile Liability Insurance including all owned, hired, leased assigned, and non-owned vehicles, with a combined single limit of not less than $5,000,000 per accident.


     (4) Excess Liability Coverage to provide excess of 18.d.1 through 18.d.4 in the amount of $5 Million per occurrence.


Licensee's insurance policies required by paragraphs (2) through (4) above, shall include the Licensor and its affiliated and associated companies as additional insureds.

All of Licensee's policies of insurance shall be primary insurance and non-contributing with any other insurance, maintained by Licensor, and its affiliated and associated companies. Policies are to provide Licensor with thirty (30) days' prior written notice of cancellation or any material adverse change in conditions. Licensee shall provide Licensor with Certificates of Insurance issued to the Licensor evidencing coverage currently in effect upon execution of and for the duration of this Agreement.

     Licensee shall be fully responsible for any deductible or self-insured retention amounts contained in its insurance program or for any deficiencies in the amounts of insurance maintained.

     Unless agreed otherwise in writing by Licensor, any subcontractor providing services under this Agreement shall be required to carry insurance coverage's in a form and amount consistent with the requirements of this
Article 18(d) and Certificates of Insurance evidencing such coverage shall be presented to Licensor prior to commencement of services by the subcontractor.

     (e) Licensee shall furnish bond in the penal sum of not less than $100,000 and in an amount agreed to by Licensor or satisfactory evidence to Licensor of contractual insurance coverage to guarantee the payment of any sums which may become due Licensor for rentals, inspections or for work performed for the benefit of Licensee under this Agreement, including the removal of attachments upon termination of this Agreement by any of its provisions. Should Licensee elect to purchase the bundled service package as set forth on Exhibit D, Licensor may waive the bond requirement on an annual basis provided the need for a bond may be re-evaluated by the Licensor at the annual review of the rental rate to be held pursuant to Article 16.

             ARTICLE 19 - DUTIES, RESPONSIBILITIES, AND EXCULPATION

     (a) Licensee does hereby acknowledge and agree that Licensor does not warrant the condition of the premises or its facilities and equipment as to its safety whatsoever and Licensee does hereby assume all risk of any damage, injury or loss of any nature whatsoever caused by or in connection with the use of said equipment and that it does hereby agree to indemnify, defend, protect, and hold Licensor harmless in accordance with Article 18.

     (b) If Licensee becomes defunct or files bankruptcy any time during the term of this Agreement, Licensor shall have the right to utilize the proceeds of the performance bond for reimbursement for removing Licensee's facilities located on or adjacent to Licensor's facilities.

     (c) By executing this Agreement, Licensee warrants that it has or will fully acquaint itself and its employees and/or contractors with the conditions relating to the work it will undertake under this Agreement, that it fully understands or will acquaint itself with the facilities, difficulties, and restrictions attending the execution of such work and shall employ or engage only skilled and competent personnel in the performance of installation and maintenance activities under this Agreement.

     (d) It is further understood and agreed by and between the parties that in the performance of work performed under this Agreement, Licensee, its agents, servants, employees, contractors and subcontractors may be required to work near, about, adjacent to and in the vicinity of electrically energized lines, transformers, or other equipment of Licensor, and it is the intention that energy therein will not be interrupted during the continuance of this Agreement, except in an emergency which might endanger life, cause grave personal injury, or property damage. Licensee is fully and solely responsible for seeing that its employees, servants, agents, contractors and subcontractors shall have the necessary skill, knowledge, training, and experience to protect themselves, their fellow employees, employees of Licensor, and the general public, from harm or injury while performing work permitted pursuant to his Agreement, and for furnishing said employees, servants, agents, contractors and subcontractors with competent supervision and sufficient and adequate tools and equipment for their work to be performed in a safe manner while the existing equipment of Licensor remains energized. Licensee agrees that in emergency situations in which it may be necessary to de-energize any part of Licensor's equipment, Licensee shall be solely responsible to see that work is suspended until the facilities have been de-energized and that no such work is conducted unless and until the facilities are de-energized.

     (e) In the event Licensor de-energizes any equipment or line at Licensee's request and for its purposes, benefit and convenience in performing a particular segment of any work, Licensee shall reimburse Licensor in full for all costs and expenses incurred in order to comply with Licensee's request for de-energization of any equipment or line. In the event that Licensee shall cause an interruption of service by damaging or interfering with any equipment or facilities of Licensor, Licensee shall immediately do all things reasonable to avoid injury or damages, direct and incidental, resulting therefrom and shall notify Licensor immediately. In accordance with Article 18, Licensee shall be solely responsible for any injuries or damages or claims for losses growing out of such interruption or de-energization of Licensor's electric system, to all persons whomsoever, and does hereby indemnify and hold harmless Licensor therefrom.

     (f) Licensee further warrants that it is apprised of, conscious of, and understands the imminent dangers inherent in the work necessary to make installations on Licensor's facilities by Licensee's personnel, employees, servants, agents, contractors or subcontractors, and accepts it as its duty and sole responsibility to notify and inform Licensee's personnel, employees, contractors and subcontractors of such dangers, and to keep them informed regarding same.

                               ARTICLE 20 - TAXES

     All real property taxes, assessments and other real property charges levied or assessed against the Facilities shall be paid by Licensor.

     All taxes, assessments, license fees, operating fees, and other charges that are levied or assessed against Licensee's personal or real property installed or located in or on the Licensor's Facilities, against any business activities conducted by Licensee in or on Licensor's Facilities, or against Licensee on account of any activities of Licensee whatsoever in or on Licensor's Facilities, shall be paid by Licensee.

                           ARTICLE 21 - SUBORDINATION

     Licensor may from time to time, grant liens, deeds of trust, mortgages or other security interests covering the Licensed Premises herein.

                      ARTICLE 22 - RIGHTS OF OTHER PARTIES

     Nothing herein contained shall be construed as a grant of any exclusive license, right or privilege to Licensee. Licensor shall have the right to grant, renew and extend rights and privileges to others not parties to this Agreement, by contract or otherwise, to use any facilities covered by this Agreement, subject to the prior rights, if any, of Licensee to use such facilities. No payment made pursuant to this Agreement shall create or vest in Licensee or anyone else any ownership interest in any property or facility of Licensor.

                         ARTICLE 23 - SERVICE OF NOTICES

     Wherever in this Agreement notice is provided to be given by either party to the other, such notice shall be in writing and shall be effective when personally delivered to, or when mailed by certified mail, return receipt requested, with postage prepaid and properly addressed as follows:

     If to Licensor, at

          Entergy Services, Inc.
          P. O. Box 551
          Little Rock, AR
          ATTN:  Joint Use Administrator

     If to Licensee, at
          IWL Communications, Inc.
          12000 Aerospace Avenue, Suite 200
          Houston, TX 77034
          ATTN: Contracts Administrator
or to such other address as either party may, from time to time, give the other party written directions to use for such notice.

                      ARTICLE 24 - TERMINATION OF AGREEMENT

     (a) If Licensee shall fail to comply with any of the terms or conditions of this Agreement or defaults in any of its obligations under this Agreement and shall fail within thirty (30) days after receipt of written notice from Licensor to correct such default or noncompliance, Licensor may, at its option, forthwith terminate this Agreement and all Licenses granted hereunder, or the licenses covering the facilities as to which such default or noncompliance shall have occurred; provided, however, that where the nature or circumstances surrounding such default cannot reasonably, in Licensor's sole opinion, be cured within said thirty (30) day period, and further provided that if Licensee has proceeded promptly to cure same and continues to pursue such curing with all due diligence, the period for curing such default may be extended for such period of time as may be necessary, in Licensor's reasonable opinion, to complete such curing.

     (b) In addition, subject to subsection (a) above, Licensor shall have the right to terminate this entire Agreement, or individual licenses granted hereunder.

          (1) If Licensee's attachments are maintained or used in violation of any law or in aid of any unlawful act or undertaking; or

          (2) If any permit or other authorization which may be required by any governmental authority, or from any property owner, for the use, operation or maintenance of Licensee's cables, equipment and facilities on Licensor's facilities is revoked, denied, or not granted before the date when possession of such permit or authorization becomes a condition of continued operations; or

          (3) Uses of Licensor's facilities not specifically provided for in this Agreement, or

          (4) If Licensee defaults under any of Articles 4, 5, 6,13,18, 25, or 36 of this Agreement unless cured pursuant to this Article.

     (c) If any insurance carrier providing any coverage pursuant to Article 18 shall at any time notify Licensor that a policy or policies of insurance, will be canceled or changed so that the requirements of Article 18 will no longer be satisfied, then this Agreement shall cease and terminate without further notice, the effective date of which cancellation or change, unless adequate replacement coverage is obtained prior to the expiration or termination of the original coverage.

     (d) This Agreement shall not automatically cease and terminate in the event Licensee becomes the target of an involuntary corporate takeover attempt, if Licensee successfully repels such takeover attempt within one hundred twenty (120) days of its commencement. Should a takeover attempt be successful, Article 25 shall apply.

     (e) This Agreement shall automatically cease and terminate in the event either party is unable to permanently perform the duties, obligations and responsibilities herein and has been given thirty (30) days' written notice that the events provided in this section have occurred due to circumstances beyond the control of the party affected, including but not limited to acts of God, fire, flood, explosion, war, civil unrest, injunction, accident, lockouts and strikes.

                        ARTICLE 25 - ASSIGNMENT OF RIGHTS

     (a) Licensee shall not assign or transfer the privileges contained in this Agreement voluntarily or involuntarily without the prior consent in writing of Licensor. Such consent shall not be unreasonably withheld by Licensor but said assignment may contain differing terms and conditions. The assignment or transfer by Licensee of such privileges without written consent of Licensor shall constitute a default of Licensee's obligations and, notwithstanding any other provisions of this Agreement, Licensor may at its option forthwith terminate this Agreement or any license issued hereunder.

     (b) Subject to the provisions of paragraph (a) hereof, this Agreement shall extend to and bind the successors and assigns of the parties hereto.

                  ARTICLE 26 - CONVEYANCE OR SALE OF FACILITIES

     In the event of a sale, donation, exchange, or other disposition or conveyance by Licensor to a third party of fee simple title to the real property comprising or including the Facilities or the real property on which they are constructed as of the date that such conveyance is effective to third parties, Licensor shall be automatically, irrevocably and completely relieved from any liability on account of any matters arising or accruing after said effective date, and the transferee shall for all purposes be treated and regarded as the Licensor after such effective date.

                         ARTICLE 27 - TERM OF AGREEMENT

     (a) This Agreement shall become effective upon its execution and if not terminated in accordance with other provisions of this Agreement, shall continue in effect for an initial term (the "Initial Term") of five (5) years, with the option to renew this Agreement for an additional term of five
(5) years (the "Renewal Term") upon (a) sixty (60) days' written notice prior to the expiration of the Initial Term and (b) consent of Licensor; provided, however, that Licensee or Licensor can shorten the Renewal Term with or without cause. The Initial Term can only be terminated for breach.

     (b) Upon termination of the Agreement in accordance with any of its terms or conditions, all outstanding licenses shall terminate and shall be surrendered and Licensee shall immediately begin to remove its attachments, and Licensee shall complete such removal within six (6) months next following the termination date. Despite any such termination, Licensee shall pay the rental payments provided herein until all attachments are removed. If not so removed, Licensor shall have the right to remove Licensee's attachments at the cost and expense of Licensee and without any liability therefor; and Licensee shall be conclusively presumed to have abandoned all such attachments not so removed by the Licensee, so that Licensor may dispose of the same in the manner Licensor wishes to use.

     (c) Even after the termination of this Agreement, Licensee's responsibility and indemnity obligations shall continue with respect to any claims or demands related to Licensee's attachments as provided for in
Article 18.

                             ARTICLE 28 - AMENDMENTS

     Any amendment to this Agreement, to be effective, must be in writing and signed by both parties hereto.

                         ARTICLE 29 - EXISTING CONTRACTS

     All existing agreements between the parties hereto for the joint use of facilities are by mutual consent hereby abrogated and superseded by this Agreement.

                   ARTICLE 30 - ELECTRICAL SERVICE TO LICENSEE

     Electrical service to Licensee shall be provided according to standard practices by the Licensor and shall be covered under a separate agreement.

                          ARTICLE 31 - FRANCHISE RIGHTS

     Notwithstanding anything elsewhere herein provided, nothing contained in this Agreement shall abrogate, limit or affect any obligation of Licensee under any franchise granted to Licensee.

                               ARTICLE 32 - WAIVER

     Failure to enforce or insist upon compliance with any of the terms or conditions of this Agreement or failure to give notice to declare this Agreement or any permits granted hereunder terminated shall not constitute a general waiver or relinquishment of any such terms, conditions or acts but the same shall be and remain at all times in full force and effect.

     The waiver by Licensor or Licensee of the breach of any term, condition, covenant or provision herein contained shall not be deemed a waiver of such term condition, covenant or provision or any subsequent breach of the same or any other term, covenant, condition or provision of this Agreement. The subsequent acceptance of annual rental hereunder by Licensor shall not be deemed to be a waiver of any preceding breach by Licensee of any term, condition, covenant or condition of this Agreement other than the failure of Licensee to pay the particular rental so accepted, regardless of Licensor's knowledge of such preceding breach at the time of acceptance of such rental. No term, condition, covenant and provision of this Agreement shall be deemed to have been waived by Licensor or Licensee, unless such waiver be in writing by Licensor or Licensee.

                          ARTICLE 33 - CONFIDENTIALITY

     The terms and conditions of this Agreement are confidential and Licensee agrees to have its officers or employees execute a Confidentiality Agreement if requested.

                           ARTICLE 34 - ENVIRONMENTAL

     Each party will be fully and solely responsible for environmental contamination caused by its facilities, attachments, contractors, agents or employees, and Licensee will undertake the requisite environmental assessments it deems appropriate.

                               ARTICLE 35 - SIGNS

     Licensee shall not have the right to place, construct or maintain signs on the Licensor's facilities or any underlying property without the prior written consent of Licensor. However, Licensee is required to identify its attachments by tagging.

                        ARTICLE 36 - SURRENDER; HOLD OVER

     Upon termination of this Agreement, whether by expiration, cancellation, forfeiture or otherwise, Licensee shall remove the above-ground portions of its property installed, placed or erected on Licensor's Facilities by Licensee. Licensee shall have thirty (30) days after termination of this Agreement within which to dismantle and remove the said property at its cost, regardless of any considerations of force majeure or factors beyond Licensee's control. After the aforementioned period, all property not removed by Licensee shall become the property of Licensor, except that Licensor, at its option, upon termination of this Agreement, may require Licensee to remove any or all of the above-ground portions of such property and to pay the cost of such removal.

     In the event Licensee remains in possession of Licensor's Facilities after the expiration of this Agreement, Licensee shall be deemed to be doing so from month to month only, at twice the rate of the fee in effect during the last month of the Term of the Agreement, and subject in all respects, except as to the duration of the tenancy, to the provisions of this Agreement. Either Licensor or Licensee may terminate such tenancy upon at least thirty (30) days' prior written notice.

     Any holding-over by Licensee after the expiration of the term of this Agreement shall be considered a Default by Licensee.

                         ARTICLE 37 - PARTIAL INVALIDITY

     In the event any term, covenant or condition of this Agreement, or the application thereof, to any person or circumstance shall be deemed by the appropriate jurisdictional governing or legal authority to be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held unenforceable, shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                       ARTICLE 38 - WAIVER OF JURISDICTION

Licensee acknowledges and agrees that Licensor makes its facilities available pursuant to and in consideration of this Agreement only. By execution of this Agreement by its duly authorized representative, Licensee accepts that the relationship of the parties will be governed exclusively by this Agreement and Licensee waives any and all jurisdiction of federal, state or local regulatory authorities over the terms and conditions of this Agreement, access to Licensor's facilities, or any other matter respecting attachments to Licensor's facilities, including without limitation the fees, charges or rent due hereunder, for a period of two years from the effective date of this Agreement. In the event that Licensee seeks relief before any federal, state or local court or authority regarding any such matter, or seeks judicial relief from or alteration of any term or condition of this Agreement in whole or in part on the basis of any alleged jurisdiction of federal, state, or local regulatory authority within two years of the effective date of this Agreement, this Agreement shall immediately terminate and Licensee agrees that it shall promptly remove all its attachments from Licensor's facilities pursuant to this Agreement. Should Licensee fail to effect such removal(s) within one hundred twenty (120) days of having initiated any such action or proceeding, Licensor shall have the right without liability to remove or cause to be removed Licensee's attachments and equipment, at Licensee's sole expense, pursuant to the terms of this Agreement. Licensee further acknowledges and agrees that Licensee shall provide Licensor with ninety (90) days advance written notice of its intent to institute an action or proceeding before any federal, state, or local court or authority for the purpose of seeking the alteration of or relief from any term of this Agreement, in whole or in part. Licensee and Licensor agree that, during such 90 day period, they will actively negotiate in good faith to attempt to resolve the dispute for which Licensee intends to bring the action. This waiver shall not preclude Licensee from bringing an action for breach of contract in federal, state or local court.

                           ARTICLE 39 - GOVERNING LAWS

     The interpretation of the provisions of this Agreement and of the rights of the parties hereto shall be under the laws of the state in which the facilities are located.

                            ARTICLE 40 - JURISDICTION

     Licensee acknowledges that Licensor and other utility companies have taken and/or may take the position that the Pole Attachment Act of 1978 as amended (the "Act"), or regulations promulgated with respect thereto, are unconstitutional on their face or as applied or are otherwise defective as a matter of law. Licensee further acknowledges and agrees that in the event the Act or regulations promulgated with respect thereto are held by a court or administrative agency of competent jurisdiction to be unconstitutional or otherwise defective as a matter of law in whole or in part, and such decision becomes final or is otherwise upheld, in whole or in part, by a final decision upon appeal to the highest court or body to which appeal is sought, Licensor and Licensee agree to renegotiate, in good faith, the terms and conditions of this Agreement. If, following a period of ninety (90) days or such other period as may be mutually agreed upon by the parties, such renegotiation is unsuccessful, Licensor, in its sole discretion, may terminate this Agreement without liability or further obligation upon one hundred twenty (120) days' written notice, in which event Licensee promptly shall remove or cause to be removed any and all of its attachments and equipment from Licensor's poles, ducts, conduits, or rights-of-way. Should Licensee fail to effect such notice of Licensor's intent to terminate this Agreement pursuant to this Article 41, Licensor shall have the right, without liability to remove or cause to be removed Licensee's attachments and equipment, at Licensee's sole expense, pursuant to the terms of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed in duplicate on the day and year first above written, each party hereto retaining an executed copy hereof.

                                     ENTERGY SERVICES, INC.
WITNESS:                             LICENSOR



-----------------------------       BY:
                                       ------------------------------
-----------------------------       TITLE:
                                          ---------------------------






                                    IWL COMMUNICATIONS, INC.
                                        dba IWL CONNECT
WITNESS:                            LICENSEE


Karen L. Beuchaw                    By: /s/ Ignatius Leonards
-----------------------------          -----------------------
                                            Ignatius Leonards

Kimberly D. Strader                 Title: President
-----------------------------              --------------------

                                                           PERMIT NO._________
                                                             REF WR#_________
                                                            (Entergy use only)
                                    EXHIBIT A
               APPLICATION AND PERMIT FOR ATTACHMENT TO FACILITIES

Licensee____________________________________________     _________, 19___

Contract No.______           Town/Operating Area_________________________
                                               (one area per application)
Dear Sir:
In accordance with the terms and conditions of our Agreement dated __________, application is hereby made for a permit to make _____ attachments to Entergy's facilities for installation of _______________________ attachments at the locations detailed below and/or shown on the attached design and layout proposal.

TYPE OF ATTACHMENT                      SPECIFIC LOCATION





Advance payment is enclosed for a non-refundable fees as required in the Agreement in the amount of $_______. Attachments, as provided for under this "Application and Permit," shall commence within thirty (30) days and be completed within one hundred twenty (120) days of the approval date as set forth below, otherwise this application and permit shall become null and void, and prepaid fees will not be refundable.

Licensee:                                 By:
                                             ----------------------------
------------------------------            Title:
                                                -------------------------
______________________________________________________________________________


(To Be Completed By Entergy)

____ Permit will be granted, subject to your approval of the necessary changes and rearrangements at a cost to you of $_________________ , payable in advance.

____ Permit denied under Section ________________     ______________, 19 ____

     Comments:                              By:
              ------------------------         ---------------------------
     ---------------------------------      Title: -----------------------
     _________________________________________________________________________

(To Be Completed By Licensee)

The above changes and rearrangements approved ___________, 19___, and advance payment is enclosed.

__________________________________          By:
     Licensee                                  ----------------------------
                                            Title:
                                                  -------------------------
_______________________________________________________________________________

(Entergy)
Permit Issued _______________ , 19___      ENTERGY
Total Previous Attachments______
Attachments This Permit  ______            By:
New Total  ________                           --------------------------------
                                           Title:
Routing Instructions:                            -----------------------------
(1) The party preparing this application will send three (3) signed copies and application fee to Entergy.
(2) Entergy will return two (2) copies approving the application or requesting approval and pre-payment of make ready work when require
(3) The party will return two (2) copies approving make ready work along with pre-payment.
(4) After receipt of pre-payment, Entergy will return one (1) final approved copy.


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

                                                             PERMIT NO._________

                                    EXHIBIT B
                  NOTICE OF REMOVAL OF ATTACHMENT TO FACILITIES


Licensee_____________________________              ________, 19___

Contract No.______           Town/Operating Area___________________________
                                                 (one area per application)




Dear Sir:
     In accordance with the terms and conditions of our Agreement dated ____________,19___, please cancel from your records attachments to the following facilities from which Licensee's attachments were removed on ___________ 19___.


TYPE OF ATTACHMENT                     __________ SPECIFIC LOCATION __________






________________________                     By:
Licensee                                        ------------------------------
                                             Title:
                                                   ---------------------------

________________________________________________________________________________

Notice Acknowledged:

_______________,19____             ENTERGY



Total Previous Attachments______
Attachments Removed ______                   By:
New Total _______                               ----------------------------
                                             Title:
Routing Instructions:                               ------------------------
(1) The party preparing this application will send two (2) signed copies to Entergy.
(2) Entergy will return one (1) copy acknowledging the removals.

                                    EXHIBIT C
                           SPACE RESERVATION DRAWINGS





               [Drawing depicting transformer installation detail]

                                    EXHIBIT D
                             FEES, CHARGES AND RENTS
                                       for
                    IWL Communications, Inc., dba IWL Connect

                    Effective Date: 11/25, 1996

 Application Fee (non-refundable)        XXXXX first time new application
 (One-time fee)                          XXXXX subsequent applications in a
                                         new Metropolitan Statistical Area
                                         (MSA) assuming there are no contract
                                         changes

 Annual Bundled Rate                     $      XXXX    /pole per year

 Pole Attachment Rental Rate             Current CATV rental rate as
                                         calculated annually in accordance
                                         with FCC formula

 Up Front Engineering Pole Survey Fees   $  XXXX  /pole applied to make ready
                                         work required on that pole

 Periodic Inspection Fee                 Cost plus standard markup

 Rental Fee for Unauthorized             $   XXXX   /pole
 Attachment

 Penalty Fee for Unauthorized            $   XXXX   /pole per year since last
 Attachment                              inventory or date of contract
                                         whichever is the most recent

 Transfer of Attachments from old        Included in Bundled Rate Pole Rental
 facility to new facility for non-       Rate or at Licensee's expense
 severed cable

 Right of Way Maintenance                Included in Bundled Rate Pole Rental
                                         Rate or at Licensee's expense

 Restoration of service if cable not     Included in Bundled Rate Pole Rental
 damaged                                 Rate or at Licensee's expense

 Rearrangement of Facilities             $XXXX per accessible pole (includes
 consisting of one secondary and one     $XXXX engineering fee)
 service Make Ready on a non-
 replacement pole. Cost for any          $XXXX per non-accessible pole
 additional services on a pole or a      (includes $XXXX engineering fee)
 pole replacement cost will be the
 Licensor's Distribution Information
 System estimate for that pole or
 additional work.

 Removal of Licensee Facilities          Estimated cost for the specific
                                         facilities to be removed

                                         $_________ Other


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